Exhibit 4.2

THE SECURITIES REPRESENTED HEREBY MAY NOT BE TRANSFERRED UNLESS (I) SUCH SECURITIES HAVE BEEN REGISTERED FOR SALE PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, OR (II) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933 OR QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS.

THIS WARRANT SHALL BE VOID AFTER 5:00 P.M. PACIFIC TIME ON DECEMBER 24, 2012 (THE “EXPIRATION DATE”).

No.   E-

EMERALD DAIRY INC.

AMENDED AND RESTATED
WARRANT TO PURCHASE __________ SHARES OF
COMMON STOCK, PAR VALUE $0.001 PER SHARE

Date of Issuance of Original Warrant: December 24, 2009
Date of Issuance of Amended and Restated Warrant: August 30, 2011

FOR VALUE RECEIVED, ____________________, or its assigns, as provided herein, (“Warrantholder”), is entitled to purchase, subject to the provisions of this Amended and Restated Warrant (the “Warrant”), from Emerald Dairy Inc., a Nevada corporation (“Company”), at any time not later than 5:00 P.M., Pacific time, on the Expiration Date (as defined above), at an exercise price per share equal to $1.00 (the exercise price in effect being herein called the “Warrant Price”), __________ shares (“Warrant Shares”) of the Company’s Common Stock, par value $0.001 per share (“Common Stock”).  The number of Warrant Shares purchasable upon exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time as described herein.  This Warrant was issued pursuant to a Second Amendment to Securities Purchase Agreement, dated August 30, 2011 (the “Second Amendment”), in exchange for a warrant originally issued to the Warrantholder pursuant to the Securities Purchase Agreement between the Company, the Warrantholder, and certain other Investors, dated as of December 24, 2009 (the “Purchase Agreement”), as previously amended by a First Amendment to Securities Purchase Agreement, dated December 24, 2010 (the “First Amendment”).  Capitalized terms used herein have the respective meanings ascribed thereto in the Purchase Agreement, First Amendment and/or Second Amendment, unless otherwise defined herein.

Section 1.          Registration.  The Company shall maintain books for the transfer and registration of the Warrant.  Upon the initial issuance of this Warrant, the Company shall issue and register the Warrant in the name of the Warrantholder.

Section 2.          Transfers.  As provided herein, this Warrant may be transferred only pursuant to a registration statement filed under the Securities Act of 1933, as amended (the “Securities Act”), or an exemption from such registration.  Subject to such restrictions, the Company shall transfer this Warrant from time to time upon the books to be maintained by the Company for that purpose, upon surrender hereof for transfer, properly endorsed or accompanied by appropriate instructions for transfer and such other documents as may be reasonably required by the Company, including, if required by the Company, an opinion of counsel reasonably acceptable to the Company (provided that Hicks | Park LLP shall be deemed to be acceptable) to the effect that such transfer is exempt from the registration requirements of the Securities Act, to establish that such transfer is being made in accordance with the terms hereof, and a new Warrant shall be issued to the transferee and the surrendered Warrant shall be canceled by the Company.  Notwithstanding anything in this Warrant to the contrary, this Warrant may be assigned to AFH Advisory in the event that the Warrantholder exercises its Put Right under the Amended Put Agreement dated of even date with the Second Amendment.

Section 3.          Exercise of Warrant.  Subject to the provisions of this Section 3, the Warrantholder may exercise this Warrant, in whole or in part, at the option of the Warrantholder, at any time prior to its expiration upon surrender of the Warrant, together with delivery to the Company at its offices, designated under Section 14 hereof, of a duly executed Warrant exercise form, in the form attached hereto as “Appendix A” (the “Exercise Agreement”) and payment of the aggregate Warrant Price for that number of Warrant Shares then being purchased, to the Company during normal business hours on any business day at the Company’s principal executive offices (or such other office or agency of the Company as it may designate by notice to the Warrantholder).  Payment of the Warrant Price shall be made, at the option of the Warrantholder, by (i) check from the Warrantholder, (ii) wire transfer, (iii) instructing the Company to withhold and cancel a number of Warrant Shares then issuable upon exercise of this Warrant with respect to which the excess, if any, of the Fair Market Value over the Warrant Price for such canceled Warrant Shares is at least equal to the Warrant Price for the Warrant Shares being purchased, or (v) any combination of the foregoing; provided, however, that payment of the Warrant Price may only be made pursuant to clauses (i) or (ii) if sales of the Warrant Shares can be made under Rule 144 or pursuant to an effective registration statement.  The Warrant Shares so purchased shall be deemed to be issued to the Warrantholder or the Warrantholder’s designee, as the record owner of such shares, as of the close of business on the date on which this Warrant shall have been surrendered (or the date evidence of loss, theft or destruction thereof and security or indemnity satisfactory to the Company has been provided to the Company), the Warrant Price shall have been paid and the completed Exercise Agreement shall have been delivered.  Certificates for the Warrant Shares so purchased shall be delivered to the Warrantholder within a reasonable time, not exceeding three (3) business days, after this Warrant shall have been so exercised.  The certificates so delivered shall be in such denominations as may be requested by the Warrantholder and shall be registered in the name of the Warrantholder or such other name as shall be designated by the Warrantholder, as specified in the Exercise Agreement.  If this Warrant shall have been exercised only in part, then, unless this Warrant has expired, the Company shall, at its expense, at the time of delivery of such certificates, deliver to the Warrantholder a new Warrant representing the right to purchase the number of shares with respect to which this Warrant shall not then have been exercised.  As used herein, “business day” means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.  Each exercise hereof shall constitute the re-affirmation by the Warrantholder that the representations and warranties contained in Section 5 of the Purchase Agreement are true and correct in all material respects with respect to the Warrantholder as of the time of such exercise.

Notwithstanding anything in this Warrant to the contrary, in no event shall the Warrantholder of this Warrant be entitled to exercise a number of Warrants (or portions thereof) in excess of the number of Warrants (or portions thereof) upon exercise of which the sum of (i) the number of shares of Common Stock beneficially owned by the Warrantholder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unexercised Warrants and the unexercised or unconverted portion of any other securities of the Company (subject to a limitation on conversion or exercise analogous to the limitation contained herein)) and (ii) the number of shares of Common Stock issuable upon exercise of the Warrants (or portions thereof) with respect to which the determination described herein is being made, would result in beneficial ownership by the Warrantholder and its affiliates of more than 4.9% of the outstanding shares of Common Stock.  For purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13D-G thereunder, except as otherwise provided in clause (i) of the preceding sentence.  Notwithstanding anything to the contrary contained herein, the limitation on exercise of this Warrant may be waived by written agreement between the Warrantholder and the Company; provided, however, such waiver may not be effective less than sixty-one (61) days from the date thereof.

Section 4.          Compliance with the Securities Act of 1933. Except as provided in the Purchase Agreement, the Company may cause the legend set forth on the first page of this Warrant to be set forth on each Warrant, and a similar legend on any security issued or issuable upon exercise of this Warrant, unless counsel for the Company is of the opinion as to any such security that such legend is unnecessary.

Section 5.          Payment of Taxes.  The Company will pay any documentary stamp taxes attributable to the initial issuance of Warrant Shares issuable upon the exercise of the Warrant; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificates for Warrant Shares in a name other than that of the Warrantholder in respect of which such shares are issued, and in such case, the Company shall not be required to issue or deliver any certificate for Warrant Shares or any Warrant until the person requesting the same has paid to the Company the amount of such tax or has established to the Company’s reasonable satisfaction that such tax has been paid.  The Warrantholder shall be responsible for income taxes due under federal, state or other law, if any such tax is due.

Section 6.          Mutilated or Missing Warrants.  In case this Warrant shall be mutilated, lost, stolen, or destroyed, the Company shall issue in exchange and substitution of and upon surrender and cancellation of the mutilated Warrant, or in lieu of and substitution for the Warrant lost, stolen or destroyed, a new Warrant of like tenor and for the purchase of a like number of Warrant Shares, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of the Warrant, and with respect to a lost, stolen or destroyed Warrant, reasonable indemnity or bond with respect thereto, if requested by the Company.

Section 7.          Reservation of Common Stock.  The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of providing for the exercise of the Warrants, such number of shares of Common Stock as shall from time to time equal the number of shares sufficient to permit the exercise of the Warrants in accordance with their respective terms.  The Company agrees that all Warrant Shares issued upon due exercise of the Warrant shall be, at the time of delivery of the certificates for such Warrant Shares, duly authorized, validly issued, fully paid and non-assessable shares of Common Stock of the Company.

Section 8.          Adjustments.  Subject and pursuant to the provisions of this Section 8, the Warrant Price and number of Warrant Shares subject to this Warrant shall be subject to adjustment from time to time as set forth hereinafter.

(a)        If the Company shall, at any time or from time to time while this Warrant is outstanding, pay a dividend or make a distribution on its Common Stock in shares of Common Stock, subdivide its outstanding shares of Common Stock into a greater number of shares or combine its outstanding shares of Common Stock into a smaller number of shares or issue by reclassification of its outstanding shares of Common Stock any shares of its capital stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then (i) the Warrant Price in effect immediately prior to the date on which such change shall become effective shall be adjusted by multiplying such Warrant Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such change and the denominator of which shall be the number of shares of Common Stock outstanding immediately after giving effect to such change and (ii) the number of Warrant Shares purchasable upon exercise of this Warrant shall be adjusted by multiplying the number of Warrant Shares purchasable upon exercise of this Warrant immediately prior to the date on which such change shall become effective by a fraction, the numerator of which is shall be the Warrant Price in effect immediately prior to the date on which such change shall become effective and the denominator of which shall be the Warrant Price in effect immediately after giving effect to such change, calculated in accordance with clause (i) above.  Such adjustments shall be made successively whenever any event listed above shall occur.

(b)        If any capital reorganization or reclassification of the capital stock of the Company, consolidation or merger of the Company with another corporation in which the Company is not the survivor, or sale, transfer or other disposition of all or substantially all of the Company’s assets to another corporation shall be effected, then, as a condition of such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition, lawful and adequate provision shall be made whereby each Warrantholder shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions herein specified and in lieu of the Warrant Shares immediately theretofore issuable upon exercise of the Warrant, such shares of stock, securities or assets as would have been issuable or payable with respect to or in exchange for a number of Warrant Shares equal to the number of Warrant Shares immediately theretofore issuable upon exercise of the Warrant, had such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of each Warrantholder to the end that the provisions hereof (including, without limitation, provision for adjustment of the Warrant Price) shall thereafter be applicable, as nearly equivalent as may be practicable in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof.  The Company shall not effect any such consolidation, merger, sale, transfer or other disposition unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger, or the corporation purchasing or otherwise acquiring such assets or other appropriate corporation or entity shall assume the obligation to deliver to the Warrantholder, at the last address of the Warrantholder appearing on the books of the Company, such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Warrantholder may be entitled to purchase, and the other obligations under this Warrant.  The provisions of this paragraph (b) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales, transfers or other dispositions.  Any such transaction purported to be in violation of this paragraph (b) shall be void ab initio.

(c)        In case the Company shall fix a payment date for the making of a distribution to all holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness or assets (other than cash dividends or cash distributions payable out of consolidated earnings or earned surplus or dividends or distributions referred to in Section 8(a)), or subscription rights or warrants, then at the Warrantholder’s option:

(i)
the Warrantholder shall have the right to receive an amount of assets, including cash or securities equal to the number of Warrant Shares for which this Warrant is exercisable immediately prior to the distribution, multiplied by the total of cash, assets or securities so distributed, divided by the number of shares of Common Stock outstanding at such time. Upon the closing of the distribution, the Company shall distribute such amount to the Warrantholder; or

(ii)
the Warrant Price to be in effect after such payment date shall be determined by multiplying the Warrant Price in effect immediately prior to such payment date by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding multiplied by the Market Price (as defined below) per share of Common Stock immediately prior to such payment date, less the fair market value (as determined by the Company’s Board of Directors in good faith) of said assets or evidences of indebtedness so distributed, or of such subscription rights or warrants, and the denominator of which shall be the total number of shares of Common Stock outstanding multiplied by such Market Price per share of Common Stock immediately prior to such payment date.

“Market Price” as of a particular date (the “Valuation Date”) shall mean the following: (a) if the Common Stock is then listed on a national stock exchange, the average of the closing sale price of one share of Common Stock on such exchange over the fifteen (15) consecutive trading days immediately preceding and not including the Valuation Date; (b) if the Common Stock is then quoted on FINRA’s OTC Bulletin Board (the “Bulletin Board”) or such similar quotation system or association, the average of the closing sale price of one share of Common Stock on the Bulletin Board or such other quotation system or association over the fifteen (15) consecutive trading days immediately preceding and not including the Valuation Date or, if no such closing sale price is available for any such day, the average of the high bid and the low asked price quoted thereon on the prior trading day; or (c) if the Common Stock is not then listed on a national stock exchange or quoted on the Bulletin Board or such other quotation system or association, the fair market value of one share of Common Stock as of the Valuation Date, as determined in good faith by the Board of Directors of the Company.

(d)      An adjustment to the Warrant Price shall become effective immediately after the payment date in the case of each dividend or distribution and immediately after the effective date of each other event which requires an adjustment.

(e)      In the event that, as a result of an adjustment made pursuant to this Section 8, the Warrantholder shall become entitled to receive any shares of capital stock of the Company other than shares of Common Stock, the number of such other shares so receivable upon exercise of this Warrant shall be subject thereafter to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in this Warrant.

(f)       To the extent permitted by applicable law and the listing requirements of any stock market or exchange on which the Common Stock is then listed, the Company from time to time may decrease the Warrant Price by any amount for any period of time if the period is at least twenty (20) days, the decrease is irrevocable during the period and the Board shall have made a determination that such decrease would be in the best interests of the Company, which determination shall be conclusive.  Whenever the Warrant Price is decreased pursuant to the preceding sentence, the Company shall provide written notice thereof to the Warrantholder at least five (5) days prior to the date the decreased Warrant Price takes effect, and such notice shall state the decreased Warrant Price and the period during which it will be in effect.

(g)      Whenever the Board of Directors of the Company or the Company is required to make a determination of the fair market value of any item under this Warrant, or any item that may affect the value of this Warrant, that determination may be challenged or disputed by the Warrantholder (or if the Warrant has been divided up, the Warrantholders of Warrants exercisable for more than fifty percent (50%) of the aggregate number of Warrant Shares then issuable upon exercise of all of the then exercisable Warrants), and any such challenge or dispute shall be resolved promptly, but in no event in more than thirty (30) days, by an investment banking firm of recognized national standing or one of the four (4) largest national accounting firms agreed upon by the Company and the Warrantholders and whose decision shall be binding on the Company and the Warrantholders. If the Company and the Warrantholders cannot agree on a mutually acceptable investment bank or accounting firm, then the Warrantholders, jointly, and the Company shall within five (5) Business Days each choose one investment bank or accounting firm and the respective chosen firms shall within five (5) Business Days jointly select a third investment bank or accounting firm, which shall make the determination promptly, but in no event in more than thirty (30) days, and such determination shall be binding upon all parties thereto. The Company shall bear all costs in connection with such determination, including without limitation, fees of the investment bank(s) or accounting firm(s), unless the change in Warrant Price determined pursuant to this paragraph is within five percent (5%) of the change in warrant purchase price as computed by the Company, in which case the Warrantholder or Warrantholders challenging the determination shall bear such costs pro rata.

Section 9.          Fractional Interest.  The Company shall not be required to issue fractions of Warrant Shares upon the exercise of this Warrant.  If any fractional share of Common Stock would, except for the provisions of the first sentence of this Section 9, be deliverable upon such exercise, the Company, in lieu of delivering such fractional share, shall pay to the exercising Warrantholder an amount in cash equal to the Market Price of such fractional share of Common Stock on the date of exercise.

Section 10.        Fiduciary Duties to Warrantholder. The board of directors of the Company shall at all times, whether or not this Warrant has been exercised, owe the Warrantholder the same fiduciary duties that it would owe to a holder of the Warrant Shares underlying the Warrant.

Section 11.        Benefits.  Nothing in this Warrant shall be construed to give any person, firm or corporation (other than the Company and the Warrantholder) any legal or equitable right, remedy or claim, it being agreed that this Warrant shall be for the sole and exclusive benefit of the Company and the Warrantholder.

Section 12.        Notices to Warrantholder.  Upon the happening of any event requiring an adjustment of the Warrant Price, the Company shall promptly give written notice thereof to the Warrantholder at the address stated herein, stating the adjusted Warrant Price and the adjusted number of Warrant Shares resulting from such event and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.  The Company shall also deliver to the Warrantholder the information and reports delivered to any other holder of the Company's common stock.  The Company shall provide the Warrantholder with written notice of all corporate actions, including, without limitation, prior written notice of any dividends in the same manner and to the same extent as the shareholders of the Company.  Failure to give any such notice or defect therein shall not affect the validity of any corporate actions taken or which requires an adjustment to the Warrant Price.

Section 13.        Identity of Transfer Agent.  The Transfer Agent for the Common Stock is Computershare, Inc., located at 350 Indiana Street, Suite 800, Golden, CO 80401. Upon the appointment of any subsequent transfer agent for the Common Stock or other shares of the Company’s capital stock issuable upon the exercise of the rights of purchase represented by the Warrant, the Company will mail to the Warrantholder a statement setting forth the name and address of such transfer agent.

Section 14.        Notices.  Unless otherwise provided, any notice required or permitted under this Warrant shall be given in writing and shall be deemed effectively given as hereinafter described (i) if given by personal delivery, then such notice shall be deemed given upon such delivery, (ii) if given by facsimile, then such notice shall be deemed given upon receipt of confirmation of complete transmittal, (iii) if given by mail, then such notice shall be deemed given upon the earlier of (A) receipt of such notice by the recipient or (B) three days after such notice is deposited in first class mail, postage prepaid, and (iv) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one business day after delivery to such carrier.  All notices shall be addressed as follows, or at such other address as the Warrantholder or the Company may designate by ten days’ advance written notice to the other:

If to the Company:

Emerald Dairy Inc.
11990 Market Street, Suite 205
Reston, VA 20190
Attn:  Shu Kaneko, Chief Financial Officer
Fax:  (678) 868-0633

With a copy to:

Blank Rome LLP
405 Lexington Ave.
New York, NY 10174
Attn: Jeffrey A. Rinde, Esq.
Fax: (212) 885-5000

If to the Warrantholder:

[Warrantholder Name]
4751 Wilshire Blvd., Suite 110
Los Angeles, CA 90010
Attn.: Eugene M. Leydiker
Fax: (323) 692-4126

Section 15.        Registration Rights.  The initial Warrantholder is entitled to the benefit of certain registration rights with respect to the shares of Common Stock issuable upon the exercise of this Warrant as provided in Section 7.7 of the Purchase Agreement, and any subsequent Warrantholder may be entitled to such rights.

Section 16.        Successors.  The Company may not assign any of its rights, or delegate any of its obligations, under this Warrant without the prior written consent of the Warrantholder (which consent may be withheld for any reason or no reason at all).  All the covenants and provisions hereof by or for the benefit of the Warrantholder shall bind and inure to the benefit of its respective successors and assigns hereunder.  This Warrant shall be binding upon and inure to the benefit of the Company, the Warrantholder and their respective successors and permitted assigns, and shall include, with respect to the Company, any entity succeeding the Company by merger, consolidation, combination or acquisition of all or substantially all of the Company’s assets, and in such case, except as expressly provided herein, all of the obligations of the Company hereunder shall survive such merger, consolidation, combination or acquisition.

Section 17.        Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.  This Warrant shall be governed by, and construed in accordance with, the internal laws of the State of New York, without reference to the choice of law provisions thereof.  The Company and, by accepting this Warrant, the Warrantholder, each irrevocably submits to the exclusive jurisdiction of the courts of the State of California located in Los Angeles County and the United States District Court for the Central District of California for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Warrant and the transactions contemplated hereby.  Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified under Section 14 of this Warrant.  The Company and, by accepting this Warrant, the Warrantholder, each irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court.  The Company and, by accepting this Warrant, the Warrantholder, each irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE COMPANY AND, BY ITS ACCEPTANCE HEREOF, THE WARRANTHOLDER HEREBY WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS WARRANT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

Section 18.        No Rights as Stockholder.  Prior to the exercise of this Warrant, the Warrantholder shall not have or exercise any rights as a stockholder of the Company by virtue of its ownership of this Warrant.

Section 19.        Amendment; Waiver.  Any term of this Warrant may be amended (including the adjustment provisions included in Section 8 of this Warrant) by a writing between the Company and the holder of this Warrant.  The Warrantholder may waive any provision of this Warrant by a writing.  Such waiver may be conditioned; and whether to grant any such waiver shall be the Warrantholder’s sole discretion.

Section 20.        Section Headings.  The section headings in this Warrant are for the convenience of the Company and the Warrantholder and in no way alter, modify, amend, limit or restrict the provisions hereof.

Section 21.        No Impairment. The Company shall not by any action, including, without limitation, amending its charter documents or regulations or through any reorganization, reclassification, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Warrantholder against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value (if any) of any shares of Common Stock receivable upon the exercise of this Warrant above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, free and clear of all liens, encumbrances, equities and claims (except for any liens, encumbrances, equities and claims that may be imposed on the Warrant by the holder thereof), and (iii) use its best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

Section 22.        Remedies. If the Company fails to perform, comply with or observe any covenant or agreement to be performed, complied with or observed by it under this Warrant, the Warrantholder may proceed to protect and enforce its rights by suit in equity or action at law, whether for specific performance of any term contained in this Warrant or for an injunction against the breach of any such term or in aid of the exercise of any power granted in this Warrant or to enforce any other legal or equitable right, or to take any one or more of such actions. The Company hereby agrees that the Warrantholder shall not be required or otherwise obligated to, and hereby waives any right to demand that the Warrantholder, post any performance or other bond in connection with the enforcement of its rights and remedies hereunder. The Company agrees to pay all fees, costs, and expenses, including, without limitation, fees and expenses of attorneys, accountants and other experts retained by the Warrantholder, and all fees, costs and expenses of appeals, incurred or expended by the Warrantholder in connection with the enforcement of this Warrant or the collection of any sums due hereunder, whether or not suit is commenced. None of the rights, powers or remedies conferred under this Warrant shall be mutually exclusive, and each right, power or remedy shall be cumulative and in addition to any other right, power or remedy whether conferred by this Warrant or now or hereafter available at law, in equity, by statute or otherwise.

Section 23.        Entire Agreement. This Warrant and Amended Note issued to the Warrantholder pursuant to the Second Amendment, the Purchase Agreement, as amended by the First Amendment and the Second Amendment, the Amended Pledge Agreement, the Amended Irrevocable Payment Instruction and the Amended Put Agreement, constitute the full and entire agreement and understanding between the Warrantholder and the Company with respect to the subject matter hereof and supersede all prior oral and written, and all contemporaneous oral, agreements and understandings relating to the subject matter hereof.

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed, as of the _____ day of August, 2011.

EMERALD DAIRY INC.

By:
Name: Yang Yong Shan
Title: Chief Executive Officer

APPENDIX A
EMERALD DAIRY INC.
WARRANT EXERCISE FORM

To: Emerald Dairy Inc.:

The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant (“Warrant”) for, and to purchase thereunder by the payment of the Warrant Price and surrender of the Warrant, _______________ shares of Common Stock (“Warrant Shares”) provided for therein, and requests that certificates for the Warrant Shares be issued as follows:
_______________________________
Name
________________________________
Address
________________________________
Federal Tax ID or Social Security No.

and delivered by:             certified mail to the above address, or
electronically (provide DWAC
Instructions:___________________), or
other (specify):__________________________________________).

and, if the number of Warrant Shares shall not be all the Warrant Shares purchasable upon exercise of the Warrant, that a new Warrant for the balance of the Warrant Shares purchasable upon exercise of this Warrant be registered in the name of the undersigned Warrantholder or the undersigned’s Assignee as below indicated and delivered to the address stated below.

Dated: ___________________, ____

Note:  The signature must correspond with
            Signature:______________________________
the name of the Warrantholder as written
on the first page of the Warrant in every                       ______________________________
particular, without alteration or enlargement                Name (please print)
or any change whatever, unless the Warrant                ______________________________
has been assigned.                                                         Address
______________________________
Federal Identification or
Social Security No.

Assignee:
_______________________________
_______________________________
_______________________________

APPENDIX B
EMERALD DAIRY INC.
WARRANT ASSIGNMENT FORM

FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers all the rights of the undersigned under the within Warrant, with respect to the number of shares of Common Stock of Emerald Dairy Inc. covered thereby set forth herein below, to:

Name of Assignee(s)	Address(es)	No. of Shares

, and hereby irrevocably constitutes and appoints ___________________________________ as agent and attorney-in-fact to transfer said Warrant on the books of the within named corporation, with full power of substitution in the premises.

Dated: __________, 20__

Name:

Signature:_____________________________
Title of Signing Officer or Agent (if any):
 ______________________________
Address: ______________________________
               ______________________________
               ______________________________

Note:             The above signature should correspond
exactly with the name on the face of
the within Warrant, if applicable.

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